UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2006
ConocoPhillips
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32395 (Commission File Number)	01-0562944 (I.R.S. Employer Identification No.)
600 North Dairy Ashford
Houston, Texas 77079
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (281) 293-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On April 4, 2006, ConocoPhillips, and its subsidiary ConocoPhillips Company, entered into a five-year, $5,000,000,000 Term Loan Agreement (the “Term Loan”) with Bank of America Securities LLC, Barclays Bank PLC, Citigroup Global Markets Inc., The Banc of Tokyo-Mitsubishi UFJ, Ltd. and The Royal Bank of Scotland PLC, as mandated lead arrangers, Bank of America, N.A. and Barclays Bank PLC, as co-syndication agents, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Citigroup Global Markets Inc., as co-documentation agents, and The Royal Bank of Scotland PLC, as administrative agent. ConocoPhillips Company has fully and unconditionally guaranteed the payment obligations of ConocoPhillips, the borrower, under the Term Loan.
     The Term Loan contains customary events of default, covenants and conditions. In addition, the Term Loan contains covenants restricting, among other things, the creation or maintenance of certain liens on the property or assets of ConocoPhillips and its subsidiaries, mergers or consolidations involving ConocoPhillips and transfers by ConocoPhillips of all or substantially all of its assets. Upon an event of default, the lenders may increase the interest rate 2% above what would otherwise be applicable and declare amounts due thereunder immediately due and payable. The lenders may also accelerate the payment of borrowings under the Term Loan upon certain change of control events involving ConocoPhillips.
     At the election of ConocoPhillips, loans under the Term Loan may be eurodollar loans; reference rate loans; or a combination of the two. The eurodollar loans bear interest at a rate calculated per annum based on the London Interbank Offered Rate, plus an applicable margin based on ConocoPhillips’ senior credit rating. Reference rate loans bear interest at the higher of (i) the Federal Funds Rate plus 1/2 of 1% or (ii) the fluctuating daily rate of interest publicly announced by certain lender parties from time to time as their prime rate, in each case, plus an applicable margin based on ConocoPhillips’ senior credit rating. Once borrowed, amounts drawn under the Term Loan are not subject to re-borrowing. Amounts borrowed under the Term Loan must be repaid no later than April 4, 2011.
     On April 4, 2006, ConocoPhillips borrowed $5,000,000,000 under the Term Loan and, combined with borrowings under ConocoPhillips’ commercial paper program and existing cash balances, used the proceeds to repay all outstanding indebtedness under one of the Company’s $7,500,000,000 364-day credit facilities (the Bridge Facilities) which were used to finance a portion of the cash consideration in ConocoPhillips’ acquisition of Burlington Resources Inc. The material terms of the Bridge Facilities, and borrowings thereunder, are set forth in Item 2.03 of ConocoPhillips’ Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission on March 20, 2006 and March 31, 2006, respectively.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS
/s/ Stephen F. Gates
April 10, 2006	Stephen F. Gates
Senior Vice President and General Counsel